PRICING SUPPLEMENT NO. 21                                         Rule 424(b)(3)
DATED: November 30, 1998                                      File No. 333-61437
(To Prospectus dated August 26, 1998
and Prospectus Supplement dated August 26, 1998)


                                $7,315,045,162
                        THE BEAR STEARNS COMPANIES INC.
                          Medium-Term Notes, Series B
            With Minimum Maturity of Nine Months from Date of Issue


Principal Amount:  $50,000,000  Floating Rate Notes [x]   Book Entry Notes [x]

Original Issue Date:            Fixed Rate Notes [_]      Certificated Notes [_]
December 2, 1998


Maturity Date:                  CUSIP#: 073928 FS 7
December 2, 1999

Option to Extend Maturity:      No  [x]

                                Yes [_]   Final Maturity Date:



                                                 Optional             Optional
                         Redemption              Repayment            Repayment
Redeemable On            Price(s)                Date(s)              Price(s)

N/A                      N/A                     N/A                  N/A


Applicable Only to Fixed Rate Notes:

Interest Rate:

Applicable Only to Floating Rate Notes:


Interest Rate Basis:                      Maximum Interest Rate: N/A

[_]       Commercial Paper Rate           Minimum Interest Rate: N/A

[_]       Federal Funds Rate              Interest Reset Date(s): *

[_]       Treasury Rate                   Interest Reset Period: Three Months

[_]       LIBOR Reuters                   Interest Payment Date(s): **

[X]       LIBOR Telerate

[_]       Prime Rate                      Interest Payment Period: Quarterly


[_]       CMT Rate


Initial Interest Rate: 5.53660%


 Index Maturity:  Three Months

 Spread (plus or minus): +0.25%

--------------------------------------------

*     3/2/99, 6/2/99 and 9/2/99.

**    3/2/99, 6/2/99, 9/2/99 and 12/2/99.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.






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